UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2016

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 10, 2016, EnerSys issued an earnings press release discussing its financial results for the first quarter of fiscal 2017. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 7.01.    Regulation FD Disclosure

EnerSys will be making several presentations, whereby it will disclose certain sales, market and other information. EnerSys is furnishing, as Exhibit 99.2 hereto and incorporated herein by reference, such information to the SEC, and such information shall not be deemed to be “filed” for any purpose.

Item 8.01.    Other Events

On August 10, 2016, EnerSys issued a press release announcing that its Board of Directors had declared a quarterly cash dividend of $0.175 per share, payable on September 30, 2016 to stockholders of record as of September 16, 2016. The press release, attached hereto as Exhibit 99.3, is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release, dated August 10, 2016, of EnerSys regarding the financial results for the first quarter of fiscal 2017.

99.2 Information in presentations by EnerSys.

99.3 Press Release, dated August 10, 2016, of EnerSys regarding a quarterly cash dividend.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: August 10, 2016	By:	/s/ Michael J. Schmidtlein
Michael J. Schmidtlein
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated August 10, 2016, of EnerSys regarding the financial results for the first quarter of fiscal 2017.
EX-99.2	Information in presentations by EnerSys
EX-99.3	Press Release, dated August 10, 2016, of EnerSys regarding a quarterly cash dividend.